UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 8, 2022
Oscar Health, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40154	46-1315570
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Varick Street, 5th Floor
New York, New York 10013
(Address of Principal Executive Offices) (Zip Code)
(646) 403-3677
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	OSCR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
On November 8, 2022, Oscar Health, Inc. (the “Company”), announced the Company’s financial results for the quarter ended September 30, 2022. A copy of the press release issued in connection with the announcement is attached and furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 7, 2022, the Board of Directors of the Company (the “Board”) appointed R. Scott Blackley as the Chief Transformation Officer of the Company and Siddhartha Sankaran as Interim Chief Financial Officer of the Company, each effective December 1, 2022 (the “Transition Date”).

In the role of Chief Transformation Officer, Mr. Blackley will focus on managing the alignment of our overall revenues with our costs for both InsuranceCo and total Company profitability and will oversee the Company’s operations, +Oscar business and corporate strategy. Mr. Sankaran, the Company’s former Chief Financial Officer and current chair of the Finance, Risk & Investment Committee (the “FR&I Committee”) of the Board, will lead treasury, actuarial, financial reporting, capital management and investor relations. Mr. Sankaran will serve as the Company’s principal financial officer while acting in the capacity of Interim Chief Financial Officer, and Mr. Blackley will serve as the Company’s principal operating officer while acting in the capacity of Chief Transformation Officer.

In connection with the transition, the Company has amended Mr. Blackley’s Employment Agreement with the Company (the “Employment Agreement Amendment”). The Employment Agreement Amendment does not make any change to Mr. Blackley’s base salary or equity compensation, but removes the partial equity acceleration that otherwise would have become due upon Mr. Blackley’s non-change in control qualifying termination. Furthermore, in connection with certain terminations of employment, the Employment Agreement Amendment provides that the Company and Mr. Blackley will enter into a two-year consulting arrangement, during which all outstanding Company equity awards then held by Mr. Blackley will remain outstanding and eligible to vest and, as applicable, become exercisable, in accordance with their respective terms and conditions.

Siddhartha Sankaran, age 45, has served (and, following the transition, will continue to serve) as a member of the Board since February 2021 and previously served as the Company’s Chief Financial Officer from March 2019 to March 2021. Mr. Sankaran also provided transitional services to the Company from March 2021 to June 2021. Mr. Sankaran is the former Chairman and Chief Executive Officer of SiriusPoint Ltd., a global (re)insurance company, and previously served as chairman and a member of the board of directors of Third Point Reinsurance Ltd., the predecessor to SiriusPoint. Mr. Sankaran has had a number of other executive roles in the insurance industry, including serving as Executive Vice President and Chief Financial Officer of American International Group, Inc. (“AIG”), a global insurance company, from February 2016 to December 2018. Prior to that, he served as Executive Vice President and Chief Risk Officer at AIG from November 2010 to February 2016. Previously he was a Partner at Oliver Wyman, a global management consultancy. Mr. Sankaran holds a Bachelor of Mathematics degree, majoring in actuarial science, with distinction from the University of Waterloo.

In connection with his appointment, Mr. Sankaran and the Company have entered into a letter agreement (the “Offer Letter”). Under the Offer Letter, Mr. Sankaran will commence employment with the Company on November 9, 2022, and on the Transition Date he will become the Interim Chief Financial Officer of the Company. While Mr. Sankaran is employed by the Company, he will not serve as a member of the FR&I Committee.

In addition, Mr. Sankaran has been granted an award of restricted stock units with an aggregate value of $3,600,000 (the “RSU Award”) under the Company’s 2021 Incentive Award Plan. The RSU Award will vest with respect to 1/4 of the restricted stock units underlying the RSU Award on each of the first four quarterly anniversaries of the Transition Date, subject to Mr. Sankaran’s continued employment through the applicable vesting date.

During his term as Interim Chief Financial Officer, Mr. Sankaran will not be eligible to receive an annual base salary or annual target bonus opportunity under his Offer Letter.

Biographical information for Mr. Blackley, age 54, was included on page 20 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 26, 2022, and is incorporated by reference herein.
Item 7.01. Regulation FD Disclosure.
On November 8, 2022, the Company posted an earnings presentation in the “Investor Relations” portion of its website at ir.hioscar.com. A copy of the earnings presentation is attached and furnished as Exhibit 99.2 to this Current Report on Form 8-K.
The information in Items 2.02 and 7.01 and Exhibits 99.1 and 99.2 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 8, 2022

99.2	Earnings Presentation, dated November 8, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oscar Health, Inc.

By:	/s/ R. Scott Blackley
Name:	R. Scott Blackley
Title:	Chief Financial Officer
Date: November 8, 2022